Generex Biotechnology Signs Oral Insulin
Distribution Deal for Korea

Upfront Licensing Fee Included as a Term of the Arrangement

Leading Korean Pharmaceutical Company to Distribute Generex Oral-lyn™

WORCESTER, Mass., August 25, 2008 (GlobeNewswire) -- Generex Biotechnology Corporation (NasdaqCM:GNBT, www.generex.com), the leader in drug delivery for metabolic diseases through the inner lining of the mouth, has entered into a product licensing and distribution agreement with Dong-Sung Pharm Co. Ltd. (www.dongsung-pharm.co.kr) for the importation, marketing, distribution and sale of Generex Oral-lyn™, the Company’s proprietary oral insulin spray product, in South Korea.

The terms of the deal call for payment of a non-refundable, up-front licensing fee and further payment of an additional non-refundable license fee of upon procurement of the requisite approval from the Korea Food and Drug Administration (KFDA, www.kfda.go.kr) for the sale of the product in South Korea. Generex will prepare, file and prosecute the approval application with the assistance of Dong-Sung and SciGen, Ltd. (www.scigenltd.com), Generex’s master licensee in the region.

Dong-Sung Pharmaceuticals, founded in 1957, is one of Korea’s leading pharmaceutical companies with more than 500 employees and the largest production facilities in the country.

“Dong-Sung Pharmaceuticals prides itself on providing innovative pharmaceutical solutions to our customers,” said Lee Yang-Goo, President of Dong-Sung. “We are proud to add Generex Oral-lyn™ to our roster.”

COSMO USA IBRC, Inc. (www.cosmo-usa.com), a life sciences industry consulting company, served an integral role in bringing Generex and Dong-Sung together for this opportunity.

The Company believes that Generex Oral-lyn™ will offer a safe, simple, fast, effective and pain-free alternative to prandial insulin injections, which will improve patient compliance with therapeutic regimes, thereby delaying the progress of diabetes and the onset of its myriad complications.

Generex Oral-lyn™ is presently approved for commercial sale in India and Ecuador and a global Phase III clinical trial is underway.

About Generex Biotechnology Corporation

Generex is engaged in the research, development, and commercialization of drug delivery systems and technologies.  Generex has developed a proprietary platform technology for the delivery of drugs into the human body through the oral cavity (with no deposit in the lungs).  The Company’s proprietary liquid formulations allow drugs typically administered by injection to be absorbed into the body by the lining of the inner mouth using the Company’s proprietary RapidMist™ device.  The Company’s flagship product, oral insulin (Generex Oral-lyn™), which is available for sale in Ecuador for the treatment of patients with Type-1 and Type-2 diabetes and which was approved for sale in India in October 2007, is in Phase III clinical trials at several sites around the world.  For more information, visit the Generex website at www.generex.com.

Safe Harbor Statement

This release and oral statements made from time to time by Generex representatives concerning the same subject matter may contain “forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by introductory words such as “expects,’’ “plans,’’ “intends,’’ “believes,’’ “will,’’ “estimates,’’ “forecasts,’’ “projects,’’ or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Generex cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials. Because of this, statements regarding the expected timing of clinical trials cannot be regarded as actual predictions of when Generex will obtain regulatory approval for any “phase’’ of clinical trials. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.

Contact:

American Capital Ventures, Inc.
For Generex:
Howard Gostfrand
1-877-918-0774

CEOcast, Inc.
Andrew Hellman
212-732-4300